UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 31, 2010 (Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 31, 2010, the Florida Office of Insurance Regulation (“Florida OIR”) approved a capital infusion of $10 million into Federated National Insurance Company ("Federated National"), a wholly-owned subsidiary of 21st Century Holding Company (the "Company").  The $10 million infusion consists of $5 million from 21st Century Holding Company and a $5 million Subordinated Surplus Debenture (“Surplus Note”) from American Vehicle Insurance Company (AVIC), a wholly-owned subsidiary of the Company.  The complete terms of this capital infusion, which will include a limitation on the Company’s ability to pay future dividends, are currently under discussion with the Florida OIR.  Federated National is authorized to underwrite homeowner's property and casualty insurance in Florida as an admitted carrier.  Demotech, Inc., a ratings agency, has since affirmed Federated National’s “A” rating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: April 5, 2010	By:	/s/ Peter J. Prygelski, III
	Name:	Peter J. Prygelski, III
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)